EXHIBIT 3.4


                               ARTICLES OF MERGER
                                       OF
                                  INTRAC, INC.
                             (A NEVADA CORPORATION)
                                  WITH AND INTO
                          JAVELIN PHARMACEUTICALS, INC.
                            (A DELAWARE CORPORATION)

                       (PURSUANT TO SECTION 92A.200 OF THE
                 GENERAL CORPORATION LAW OF THE STATE OF NEVADA)

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada DOES HEREBY CERTIFY:

1. The name and state of incorporation of each of the constituent corporations to the merger (the "Merger") is as follows:

NAME                                           STATE OF INCORPORATION
----                                           ----------------------
Intrac, Inc.                                   Nevada
Javelin Pharmaceuticals, Inc.                  Delaware


2. An Agreement and Plan of Merger, dated July 27, 2005, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

3. The Agreement and Plan of Merger was approved by the required consent of the owners of Intrac, Inc. and the owners of Javelin Pharmaceuticals, Inc (the "Surviving Corporation").

4. The complete, signed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 130 West 42nd Street, 12th Floor, New York, NY 10036.


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5. These Articles of Merger shall be effective on the date and at the time it is filed with the Secretary of State of the State of Nevada.

          IN WITNESS WHEREOF, these Articles of Merger have been executed on this 7th day of September, 2005.


                                       INTRAC, INC.,
                                       a Nevada corporation


                                       By:    /s/ Fred H. Mermelstein
                                           ---------------------------
                                       Name:  Fred H. Mermelstein
                                       Title: President


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